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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
               UBS AG                                UBS Preferred Funding                UBS Preferred Funding Trust III
     (Exact name of Registrant                          Company LLC III
    as Specified in its Charter)                   (Exact name of Registrant                (Exact name of Registrant
                                                  as Specified in its Charter)              as Specified in its Charter

  Switzerland           98-0186363                Delaware          51-6522771                Delaware          51-0410418

 (State or Other     (I.R.S. Employer          (State or Other    (I.R.S. Employer         (State or Other    (I.R.S. Employer
 Jurisdiction of      Identification           Jurisdiction of     Identification          Jurisdiction of     Identification
Incorporation or         Number)               Incorporation or       Number)              Incorporation or        Number)
  Organization)                                 Organization)                                Organization)

     Bahnhofstrasse 45, Zurich,                   c/o Wilmington Trust  Company               The Corporation Trust Company
Switzerland, 011 41-1-234 11 11 and                 1100 North Market Street                       1209 Orange Street
    Aeschenvorstadt 1, Basel,                      Wilmington, Delaware 19890                  Wilmington, Delaware 19801
  Switzerland, 011 41-61-288 20 20                        302-651-118                                 302-658-7581

   (Address and Telephone Number                 (Address and Telephone Number                (Address and Telephone Number
    of Registrant's Principal                      of Registrant's Principal                     of Registrant's Principal
       Executive Offices)                             Executive Offices)                             Executive Offices)


If this form relates to the registration of a class of       If this form relates to the registration of a class of securities
securities pursuant to Section 12(b) of the Exchange         pursuant to Section 12(g) of the Exchange Act and is effective
Act and is effective pursuant to General Instruction A.      pursuant to General Instruction A. (d), please check the
(c), please check the following box. [X]                     following box. [  ]
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Securities Act registration file number to which this form relates: 333-62448

Securities to be registered pursuant to Section 12(b) of the Act:

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
                Title of Each Class                                   Name of Each Exchange on
                to be so Registered                               Which Each Class is to be Registered
               --------------------                               ------------------------------------
Trust Preferred Securities of UBS Funding Trust III               New York Stock Exchange, Inc.
                                                                  Luxembourg Stock Exchange


Company Preferred Securities of UBS Preferred Funding LLC         New York Stock Exchange, Inc.*
III                                                               Luxembourg Stock Exchange*


Subordinated Guarantee of UBS AG with respect to the              New York Stock Exchange, Inc.*
Noncumulative Company Preferred Securities.                       Luxembourg Stock Exchange*



Securities to be registered pursuant to Section 12(g) of the Act:

None


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* Not for trading, but only in connection with the registration of the Trust Preferred Securities.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants' Securities to be Registered.

     The description of the securities to be registered hereby is incorporated by reference to the description that appears under the captions "Description of Trust Preferred Securities", "Description of Company Preferred Securities" and
"Description of UBS AG Subordinated Guarantee" in the Prospectus relating to the Registrants' Registration Statement on Form F-3 (the "Form F-3") under the
Securities Act of 1933, as amended, as filed with the Securities and Exchange
Commission (the "SEC") on June 7, 2001, as amended (File No. 333-62448).

Item 2. Exhibits

     The following exhibits have been incorporated by reference into this registration statement filed with the SEC.



Exhibit No.                         Description
----------                          -----------

  4.1      Form of Amended and Restated Trust Agreement of UBS Preferred
           Funding Trust III of the Trust (incorporated herein by reference to Exhibit 4.2 to the Form F-3).

  4.2      Form of Amended and Restated Limited Liability Agreement of UBS
           Preferred Funding Company LLC III (incorporated herein by reference to Exhibit 4.4 to the Form F-3).

  4.3      Form of Subordinated Guarantee Agreement for UBS Preferred Funding
           Company LLC III (incorporated by reference to Exhibit 4.6 to the
           Form F-3).

  25.1     Statement of Eligibility on Form T-1 of Wilmington Trust Company, as
           Trustee for UBS Preferred Funding Trust III (incorporated herein by reference to Exhibit 25.2 to the Form F-3)

  25.2     Statement of Eligibility on Form T-1 of Wilmington Trust Company, as
           Guarantee Trustee for UBS Preferred Funding Company LLC III
           (incorporated by reference to Exhibit 25.4 to the Form F-3)
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                            SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereto duly authorized.





Date:  June 22, 2001
                                            UBS AG


                                  By:   /s/ Robert Dinerstein
                                      __________________________
                                      Name:   Robert Dinerstein
                                      Title:  Managing Director

                                  By:   /s/ Robert Mills
                                      ___________________________
                                      Name:   Robert Mills
                                      Title:  Chief Financial Officer - Americas



                                       UBS Preferred Funding Company LLC III

                                  By:     /s/ Robert Mills
                                      ____________________________
                                      Name:   Robert Mills
                                      Title:  President and Managing Director



                                       UBS Preferred Funding Trust III

                                  By: UBS Preferred Funding Company LLC III,
                                             as Grantor

                                  By:    /s/  Robert Mills
                                      ______________________________
                                      Name:   Robert Mills
                                      Title:  President and Managing Director